Exhibit 99

          DUKE ENERGY REPORTS YEAR-END AND FOURTH QUARTER 2004 RESULTS

     - Basic earnings per share as reported rose to $1.59 in 2004; $1.38 in ongoing basic EPS

     - Field Services and Crescent Resources produced record results

     - Debt pay down exceeded 2004 goal of $3.5 billion to $4 billion; asset sales topped 2004 goal of $1.5 billion

     - Volatility at DENA reduced; continued improvement seen in company's merchant business

    CHARLOTTE, N.C., Feb. 2 /PRNewswire-FirstCall/ -- Duke Energy (NYSE: DUK) today reported 2004 basic earnings per share (EPS) of $1.59, or $1.49 billion in net income, compared to a loss of ($1.48) per share in 2003, or a $1.32 billion loss. On a fully diluted basis, 2004 earnings were $1.54 per share, compared to a loss of ($1.48) in 2003.

    Ongoing basic EPS for 2004, which excludes special items, was $1.38 versus $1.28 in 2003.

    "In 2004, we regained control of our own destiny," said Paul Anderson, Duke Energy chairman of the board and chief executive officer. "We exceeded the 2004 targets we set to rebuild our financial strength and finished this year in the driver's seat to pursue new growth opportunities.

    "We maintained our dividend, exceeded our goals in reducing debt and asset sales, and improved our merchant operation. As we move into 2005, we will build on those accomplishments and continue to fine-tune our portfolio." Anderson added that the 2005 earnings target for employee incentive bonuses, which should track ongoing basic earnings, is $1.60 per share -- 33 percent higher than 2004's incentive target.

    He said the anticipated increase will come primarily from higher earnings at Field Services, a smaller loss from Duke Energy North America and lower interest expenses due to the company's successful debt reduction, which should produce about $200 million in interest expense savings in 2005.

    In fourth quarter 2004, Duke Energy reported basic earnings of $0.38 per share, or $358 million, compared to a loss of ($2.23) per share, or a $2.02 billion loss, in the fourth quarter 2003. Fully diluted earnings for the quarter were $0.36, compared to a loss of ($2.23) in the previous year's quarter. Excluding special items, ongoing basic earnings per share for fourth quarter 2004 were $0.24 versus $0.22 in fourth quarter 2003.

    Special items impacting basic EPS for the quarter include:

                                                                             2004           2003
                                              Pre-Tax          Tax            EPS            EPS
($ in Millions)                               Amount         Effect         Impact         Impact
--------------------------------------     ------------   ------------   ------------   ------------
Fourth quarter 2004
- Net gain on asset sales, including
  a minority interest benefit of
  $20 million                              $        148   $        (51)  $       0.10             --
- Adjustment to captive insurance
  reserves                                           64            (22)          0.04             --
- Net gain on sales of equity
  investments                                        10             (3)          0.01             --
- Loss on asset exchanges                            (7)             2             --             --
- Early contract termination charges                (20)             7          (0.01)            --
Fourth quarter 2003
- DENA plant impairments and
  DETM charges, net of minority
  interest                                 $     (2,826)  $      1,046             --   $      (1.97)
- DENA redesignation of hedging
  contracts to mark-to-market                      (262)            97             --          (0.18)
- Charges and impairments for
  Australia and Europe                             (292)            69             --          (0.25)
- Severance and related charges                     (48)            18             --          (0.03)
- Tax adjustments                                    --             23             --           0.03
- DEI reserve and charges for
  environmental settlements in Brazil               (26)            10             --          (0.02)
- Write-off of risk management system               (51)            19             --          (0.04)
- Net gain on asset sales, including a
  minority interest benefit                          15             (6)            --           0.01
Total basic EPS impact                                                   $       0.14   $      (2.45)
Basic EPS, as reported                                                   $       0.38   $      (2.23)
Basic EPS, ongoing *                                                     $       0.24   $       0.22

    Special items impact on basic EPS year-to-date:

                                               2004           2003
                                           ------------   ------------
First quarter                              $       0.01   $      (0.17)
Second quarter                                     0.04           0.16
Third quarter                                      0.03          (0.30)
Fourth quarter                                     0.14          (2.45)
Impact of change in shares outstanding            (0.01)            --
Total basic EPS impact                     $       0.21   $      (2.76)
Basic year-to-date EPS, as reported        $       1.59   $      (1.48)
Basic year-to-date EPS, ongoing *          $       1.38   $       1.28

* Includes results from operations in International Energy, DENA, Crescent Resources, Field Services and Other that have been discontinued.

    BUSINESS UNIT RESULTS

    Franchised Electric
    Fourth quarter 2004 segment EBIT for Franchised Electric was $252 million, compared to fourth quarter 2003 segment EBIT of $197 million. Economic growth in North Carolina and South Carolina drove a 5 percent increase in industrial sales over the same quarter in 2003. Overall, customer growth continued to be positive as Duke Power added about 40,000 new customers during 2004. Operating and maintenance costs for the quarter were lower than fourth quarter 2003 by $59 million, driven in part by the absence of 2003's severance charges. Bulk power marketing sales were down in the fourth quarter 2004 due to coal supply constraints in the marketplace. Coal supply has since improved.

    Year-end segment EBIT for Franchised Electric was $1.47 billion, compared to $1.40 billion in 2003. Ongoing segment EBIT for 2004 was $1.46 billion, compared to $1.51 billion in 2003. Going forward, Franchised Electric expects to see a segment EBIT compound annual growth rate through 2007 in the zero to 2 percent range based on 2004 ongoing segment EBIT.

    Natural Gas Transmission
    Duke Energy Gas Transmission (DEGT) reported fourth quarter 2004 segment EBIT of $336 million, compared to $308 million in fourth quarter 2003.

    Results were positively affected by pipeline expansion projects, which more than offset losses in foregone earnings due to asset sales. Results were also favorably impacted by $11 million from the stronger Canadian currency and the absence of $11 million in severance costs from 2003's fourth quarter. Gains on asset sales of $15 million for the fourth quarter 2004 were offset by a similar amount in the previous year's quarter.

    The favorable Canadian currency impacts on DEGT's segment EBIT were partially offset in Duke Energy's net income by currency impacts on Canadian interest and taxes.

    Year-end 2004 segment EBIT for DEGT was $1.31 billion versus $1.32 billion in 2003. Ongoing segment EBIT for 2004 was $1.28 billion, compared to $1.25 billion in 2003. Going forward, DEGT expects to see a segment EBIT compound annual growth rate through 2007 in the 3 percent to 5 percent range based on 2004 ongoing segment EBIT.

    Field Services
    The Field Services business segment, which represents Duke Energy's 70 percent interest in Duke Energy Field Services (DEFS), reported fourth quarter 2004 segment EBIT from continuing operations of $128 million compared to $51 million in the fourth quarter of 2003.

    The increase was primarily driven by higher commodity prices realized, compared to last year's fourth quarter. During the quarter, DEFS paid a dividend, of which Duke Energy's portion was $174 million. This payment reflects continuing strong cash flow and earnings at DEFS.

    Year-end segment EBIT from continuing operations for Field Services was $380 million, compared with $187 million in 2003. For 2005, Field Services expects to see ongoing segment EBIT in the range of $350 million to $500 million based on the price of crude oil being $30 or $40 a barrel, respectively.

    Duke Energy North America
    Duke Energy North America (DENA) reported segment EBIT from continuing operations of $77 million in fourth quarter 2004, compared to a segment EBIT loss of $3.16 billion in fourth quarter 2003.

    Excluding special items, DENA had an ongoing segment EBIT loss from continuing operations of $50 million in the fourth quarter 2004. That compares to an ongoing segment EBIT loss of $77 million in the previous year's quarter.

    Results for fourth quarter 2004 were helped by lower operating costs of $82 million. DENA also recognized a $146 million net gain, including a minority interest benefit of $20 million, on asset sales during the quarter. These results were partially offset by lower margins and lower than expected electricity production due to warmer weather.

    Year-end 2004 segment EBIT from continuing operations for DENA was a loss of $535 million, compared with a segment EBIT loss of $3.34 billion in 2003. Excluding special items, ongoing segment EBIT loss from continuing operations for 2004 was $288 million, which includes mark-to-market losses of $25 million. Going forward, DENA expects a 2005 ongoing segment EBIT loss of approximately $150 million.

    International Energy
    For the fourth quarter 2004, Duke Energy International (DEI) reported segment EBIT from continuing operations of $61 million, compared to $40 million in fourth quarter 2003.

    The quarter-to-quarter increase was largely driven by the absence of a $26 million reserve and charges for environmental settlements in Brazil taken in fourth quarter 2003.

    Year-end segment EBIT from continuing operations for DEI was $222 million versus $215 million in 2003. Ongoing segment EBIT from continuing operations for 2004 was $236 million, compared to $244 million in 2003. Going forward, DEI expects to see a segment EBIT compound annual growth rate through 2007 in the 2 percent to 3 percent range based on 2004 ongoing segment EBIT.

    Crescent Resources
    Crescent Resources reported fourth quarter 2004 segment EBIT from continuing operations of $50 million, compared to $72 million in the previous year's quarter.

    The results were driven by lower legacy land sales and $38 million of impairment and other charges, net of minority interest of $12 million, related to residential developments in Texas and Arizona, which were partially offset by improved residential and commercial sales in other areas.

    Year-end segment EBIT from continuing operations for Crescent Resources was $240 million versus $134 million in 2003. Crescent continues to manage a healthy portfolio of commercial and residential properties. After record earnings in 2004, segment EBIT should return to about $150 million in 2005.

    Other
    Other, which includes certain corporate costs, DukeNet Communications, the company's 50 percent interest in Duke/Fluor Daniel, Duke Energy Merchants and Duke Energy's captive insurance company Bison Insurance Co. Limited, reported an EBIT loss from continuing operations of $21 million in fourth quarter 2004, compared to a loss of $67 million in fourth quarter 2003.

    The improvement was partially driven by a $64 million adjustment to insurance reserves related to Bison.

    Year-end EBIT from continuing operations in 2004 was a $77 million loss compared to a loss of $272 million in year-end 2003. Going forward, Other should return to a normal ongoing EBIT loss of about $200 million.

    Discontinued Operations
    The operations reported as discontinued showed a fourth quarter 2004 loss of $2 million, compared to a loss of $219 million in 2003. The reduction was largely due to 2003's $223 million after-tax charge to complete the exit from the European market and the divestiture of DEI's Australian assets.

    Year-end 2004 earnings for Discontinued Operations were $258 million, which consisted mainly of asset sales. That compared to a loss of $158 million in 2003.

    INTEREST EXPENSE

    Interest expense was $314 million for fourth quarter 2004, compared to $353 million for fourth quarter 2003 -- primarily due to a $55 million decrease from net debt reduction and refinancing activities. This was partially offset by lower capitalized interest of $7 million and $5 million for movements in the Canadian currency.

    For 2004, interest expense was $1.35 billion, compared to $1.38 billion in 2003.

    INCOME TAX

    Fourth quarter 2004 income tax expenses from continuing operations were $245 million, compared to a tax benefit of $1.08 billion in fourth quarter 2003, primarily due to impairments and charges in the previous year's quarter.

    Due to the American Jobs Creation Act of 2004, Duke Energy expects to repatriate approximately $500 million of accumulated foreign earnings in 2005, which resulted in a $45 million tax expense in the fourth quarter of 2004.

    Year-end income tax expenses from continuing operations were $540 million, compared to a tax benefit of $707 million in 2003.

    LIQUIDITY AND CAPITAL RESOURCES

    Duke Energy's consolidated capital structure as of Dec. 31, 2004, including short-term debt, was 51 percent debt, 45 percent common equity and 4 percent minority interests. The company had approximately $1.85 billion in cash and cash equivalents as of Dec. 31, 2004.

    ADDITIONAL INFORMATION

    Additional information, including EPS reconciliation data and a schedule for Duke Energy Field Services gas volume and margin by contract type can be obtained at Duke Energy's fourth quarter 2004 earnings information Web site at: http://www.duke-energy.com/investors/.

    NON-GAAP FINANCIAL MEASURES

    The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating) before deducting interest and taxes, and is net of the minority interest expense related to those profits. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment's operating performance as it represents the results of our ownership interests in continuing operations without regard to financing methods or capital structures.

    Duke Energy's management uses ongoing basic EPS, which is a non-GAAP financial measure as it represents basic EPS adjusted for the impact of special items, as one of the measures to evaluate operations of the company. Special items represent certain charges which management believes will not be recurring on a regular basis. Management believes that the presentation of ongoing basic EPS provides useful information to investors, as it allows them to more accurately compare the company's ongoing performance across all periods. Ongoing basic EPS is also the basis used for employee incentive bonuses. The most directly comparable GAAP measure for ongoing basic EPS is reported basic EPS, which includes the impact of special items. Due to the forward-looking nature of ongoing basic EPS for future periods, information to reconcile such a non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time as the company is unable to forecast any special items for future periods.

    Duke Energy also uses ongoing segment EBIT as a measure of historical and anticipated future segment performance. Management also uses a forecasted ongoing segment EBIT growth rate for certain segments, which is based on historical and forecasted ongoing segment EBIT, as an indicator of anticipated future compound annual growth rates. When used for future periods, ongoing segment EBIT may also include any amounts that may be reported as discontinued operations. Ongoing segment EBIT, and related growth rates, are non-GAAP financial measures as they represent reported segment EBIT adjusted for special items. Management believes that the presentation of ongoing segment EBIT, and related growth rates, provides useful information to investors, as it allows them to more accurately compare a segment's ongoing performance across all periods. The most directly comparable GAAP measure for ongoing segment EBIT is reported segment EBIT, which represents EBIT from continuing operations, including any special items. Due to the forward-looking nature of forecasted ongoing segment EBIT and related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time as the company is unable to forecast any special items or any amounts that may be reported as discontinued operations for future periods.

    This release includes a statement that actual 2004 debt pay down exceeded our 2004 goal of $3.5 billion to $4 billion. The amounts referred to in this statement represent a non-GAAP measure because they include changes in amounts that are presented in the consolidated balance sheet as other than "debt," including amounts classified as liabilities associated with assets held for sale and minority interests. Management believes the presentation of this non- GAAP measure presents useful information to investors as it summarizes the overall change in amounts related to the company's various financing instruments, other than equity, except for certain changes primarily related to the impact of changes in exchange rates.

    This release also includes a statement that asset sales topped our original goal of $1.5 billion. The amounts referred to in this statement represent non-GAAP measures primarily because they include cash proceeds from asset sales, amounts related to net tax benefits triggered by the sales of these assets and amounts related to debt assumed or repaid by the buyers of the assets. Management believes that presentation of this non-GAAP measure provides useful information to investors because it presents a more complete financial impact of the sales of the assets as compared to the corresponding GAAP measure of net proceeds received directly from the purchasers of the assets. For 2004, this difference was significant due to the tax basis of many of the assets sold and the structuring of the sale of the Australian assets, whereby the buyer retired approximately $840 million of debt rather than remitting these proceeds to the company.

    Duke Energy is a diversified energy company with a portfolio of natural gas and electric businesses, both regulated and unregulated, and an affiliated real estate company. Duke Energy supplies, delivers and processes energy for customers in the Americas. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: http://www.duke-energy.com.

    An earnings conference call for analysts is scheduled for 10 a.m. ET today. The conference call can be accessed via the investors' section of Duke Energy's Web site http://www.duke-energy.com/investors/ or by dialing 800/475-3716 in the United States or 719/457-2728 outside the United States. The confirmation code is 434060. Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available by dialing 888/203-1112 with a confirmation code of 434060. The international replay number is 719/457-0820, confirmation code 434060. A replay and transcript also will be available by accessing the investors' section of the company's Web site. The presentation may include certain non-GAAP financial measures as defined under SEC rules. In such event, a reconciliation of those measures to the most directly comparable GAAP measures will be available on our investor relations Web site at: http://www.duke-energy.com/investors/financial/gaap/.

    This release includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements represent Duke Energy's intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside Duke Energy's control and could cause actual results to differ materially from the results expressed or implied by those forward- looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed at and degree to which competition enters the electric and natural gas industries; the outcomes of litigation and regulatory investigations, proceedings or inquiries; industrial, commercial and residential growth in Duke Energy's service territories; the weather and other natural phenomena; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including any potential effects arising from terrorist attacks and any consequential hostilities or other hostilities; changes in environmental and other laws and regulations to which Duke Energy and its subsidiaries are subject or other external factors over which Duke Energy has no control; the results of financing efforts, including Duke Energy's ability to obtain financing on favorable terms, which can be affected by various factors including Duke Energy's credit ratings and general economic conditions; lack of improvement or declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy's defined benefit pension plans; the level of creditworthiness of counterparties to Duke Energy's transactions; the amount of collateral required to be posted from time to time in Duke Energy's transactions; growth in opportunities for Duke Energy's business units, including the timing and success of efforts to develop domestic and international power, pipeline, gathering, liquefied natural gas, processing and other infrastructure projects; the performance of electric generation, pipeline and gas processing facilities; the extent of success in connecting natural gas supplies to gathering and processing systems and in connecting and expanding gas and electric markets; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; and conditions of the capital markets and equity markets during the periods covered by the forward-looking statements.

    In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. Information contained in this release is unaudited, and is subject to change pending completion of the 2004 financial audit by the company's registered public accounting firm.

     MEDIA CONTACT:                            Randy Wheeless
     Phone:                                      704/382-8379
     24-Hour:                                    704/382-8333

     ANALYST CONTACT:                              Julie Dill
     Phone:                                      980/373-4332

                                  DECEMBER 2004
                              QUARTERLY HIGHLIGHTS
                                   (Unaudited)

                                               Three Months Ended           Twelve Months Ended
                                                  December 31,                  December 31,
                                          ---------------------------   ---------------------------
(In millions, except where noted)             2004           2003           2004           2003
---------------------------------------   ------------   ------------   ------------   ------------
COMMON STOCK DATA
  Earnings (Loss) Per Share (from
   continuing operations)
     Basic                                $       0.38   $      (1.99)  $       1.31   $      (1.13)
     Diluted                              $       0.36   $      (1.99)  $       1.27   $      (1.13)
  (Loss) Earnings Per Share (from
   discontinued operations)
     Basic                                $          -   $      (0.24)  $       0.28   $      (0.17)
     Diluted                              $          -   $      (0.24)  $       0.27   $      (0.17)
  Earnings (Loss) Per Share  (before
   cumulative effect of change in
   accounting principle)
     Basic                                $       0.38   $      (2.23)  $       1.59   $      (1.30)
     Diluted                              $       0.36   $      (2.23)  $       1.54   $      (1.30)
  Earnings (Loss) Per Share
     Basic                                $       0.38   $      (2.23)  $       1.59   $      (1.48)
     Diluted                              $       0.36   $      (2.23)  $       1.54   $      (1.48)
  Dividends Per Share                     $      0.275   $      0.275   $       1.10   $       1.10
  Weighted-Average Shares Outstanding
     Basic                                         947            908            931            903
     Diluted                                       983            908            966            903

---------------------------------------------------------------------------------------------------
INCOME
Operating Revenues                        $      6,046   $      5,249   $     22,503   $     22,080
                                          ============   ============   ============   ============
Total Reportable Segment EBIT                      904         (2,496)         3,084            (85)
Other EBIT                                         (21)           (67)           (77)          (272)
Interest Expense (a)                               314            353          1,349          1,380
Minority Interest (Benefit) Expense and
 Other (b)                                         (36)           (38)          (114)           (27)
Income Tax Expense (Benefit) from
 Continuing Operations                             245         (1,076)           540           (707)
(Loss) Income from Discontinued
 Operations                                         (2)          (219)           258           (158)
Cumulative Effect of Change in
 Accounting Principle, net of tax and
 minority interest                                   -              -              -           (162)
                                          ------------   ------------   ------------   ------------
Net Income (Loss)                                  358         (2,021)         1,490         (1,323)
Dividends and Premiums on Redemptions
 of Preferred and Preference Stock                   2              2              9             15
                                          ------------   ------------   ------------   ------------
Earnings (Loss) Available for Common
 Stockholders                             $        356   $     (2,023)  $      1,481   $     (1,338)
                                          ============   ============   ============   ============

---------------------------------------------------------------------------------------------------
CAPITALIZATION
    Common Equity                                                                 45%            37%
    Preferred Stock                                                                0%             0%
                                                                        ------------   ------------
  Total Common Equity and Preferred
   Securities                                                                     45%            37%

  Minority Interests                                                               4%             5%
  Total Debt (f)                                                                  51%            58%

---------------------------------------------------------------------------------------------------
Total Debt (f)                                                          $     18,832   $     21,952
Book Value Per Share                                                    $      17.18   $      15.09
Actual Shares Outstanding                                                        957            911
---------------------------------------------------------------------------------------------------

CAPITAL AND INVESTMENT EXPENDITURES
  Franchised Electric (c)                 $        291   $        206   $      1,282   $        997
  Natural Gas Transmission                         146            156            533            766
  Field Services                                    50            117            213            211
  Duke Energy North America                          3              9             22            277
  International Energy                               4             10             28             71
  Crescent (d) (e)                                 162             87            568            290
  Other                                              5             67            (22)           116
                                          ------------   ------------   ------------   ------------
Total Capital and Investment
 Expenditures                             $        661   $        652   $      2,624   $      2,728
                                          ============   ============   ============   ============

---------------------------------------------------------------------------------------------------
EBIT BY BUSINESS SEGMENT
  Franchised Electric                     $        252   $        197   $      1,467   $      1,403
  Natural Gas Transmission                         336            308          1,310          1,317
  Field Services                                   128             51            380            187
  Duke Energy North America                         77         (3,164)          (535)        (3,341)
  International Energy                              61             40            222            215
  Crescent (d)                                      50             72            240            134
                                          ------------   ------------   ------------   ------------
Total reportable segment EBIT                      904         (2,496)         3,084            (85)
  Other EBIT                                       (21)           (67)           (77)          (272)
  Interest expense                                (314)          (353)        (1,349)        (1,380)
  Minority interest benefit (expense)
   and other (b)                                    36             38            114             27
                                          ------------   ------------   ------------   ------------
Consolidated earnings (loss) from
 continuing operations before income
 taxes                                    $        605   $     (2,878)  $      1,772   $     (1,710)
                                          ============   ============   ============   ============

(a) Financing expenses related to securities of subsidiaries are accounted for in interest expense in 2004. Minority interest includes expense related to these securities of $55 million for the year ended December 2003.

(b) Includes interest income, foreign currency remeasurement gains and losses, and additional minority interest not allocated to the segment results.

(c) Current year amounts include a $262 million contribution to the nuclear decommissioning trust funds.

(d) Beginning in 2004, Crescent, formerly part of Other, is considered a reportable segment.

(e) Capital expenditures for residential properties are included in operating cash flows on the Consolidated Statements of Cash Flows. Capital expenditures for commercial and multi-family properties are included in investing cash flows on the Consolidated Statements of Cash Flows.

(f) For 2003, debt excludes approximately $890 million of debt that has been reclassified as liabilities associated with assets held for sale.

                                  DECEMBER 2004
                              QUARTERLY HIGHLIGHTS
                                   (Unaudited)

                                                   Three Months Ended       Twelve Months Ended
                                                      December 31,             December 31,
                                                -----------------------   -----------------------
(In millions, except where noted)                  2004         2003         2004         2003
---------------------------------------------   ----------   ----------   ----------   ----------
FRANCHISED ELECTRIC
  Operating Revenues                            $    1,151   $    1,155   $    5,069   $    4,875
  Operating Expenses                                   899          973        3,613        3,525
  Gains on Sales of Other Assets, net                    -            4            3            6
  Other Income, net of expenses                          -           11            8           47
                                                ----------   ----------   ----------   ----------
  EBIT                                          $      252   $      197   $    1,467   $    1,403
                                                ----------   ----------   ----------   ----------
  Sales, GWh                                        18,754       19,207       82,708       82,828

-------------------------------------------------------------------------------------------------
NATURAL GAS TRANSMISSION
  Operating Revenues                            $      926   $      896   $    3,290   $    3,197
  Operating Expenses                                   611          588        2,033        1,969
  Gains on Sales of Other Assets, net                    5            3           17            7
  Other Income, net of expenses                         22            8           58          125
  Minority Interest Expense                              6           11           22           43
                                                ----------   ----------   ----------   ----------
  EBIT                                          $      336   $      308   $    1,310   $    1,317
                                                ----------   ----------   ----------   ----------
  Proportional Throughput, TBtu                        865          860        3,332        3,362

-------------------------------------------------------------------------------------------------
FIELD SERVICES (a)
  Operating Revenues                            $    2,906   $    1,963   $   10,104   $    8,595
  Operating Expenses                                 2,715        1,895        9,531        8,360
  Gains (Loss) on Sales of Other Assets,
   net                                                   1           (4)           2           (4)
  Other Income, net of expenses                         20           14           37           67
  Minority Interest Expense                             84           27          232          111
                                                ----------   ----------   ----------   ----------
  EBIT                                          $      128   $       51   $      380   $      187
                                                ----------   ----------   ----------   ----------
  Natural Gas Gathered and
   Processed/Transported, TBtu/day (b)                 7.3          7.3          7.3          7.4
  Natural Gas Liquids Production,
   MBbl/d (b)                                          370          353          363          353
  Average Natural Gas Price per MMBtu           $     7.11   $     4.58   $     6.14   $     5.39
  Average Natural Gas Liquids Price per
   Gallon                                       $     0.80   $     0.54   $     0.68   $     0.53

-------------------------------------------------------------------------------------------------
DUKE ENERGY NORTH AMERICA
  Operating Revenues                            $      549   $      822   $    2,361   $    4,321
  Operating Expenses                                   628        3,923        2,690        7,767
  Gains (Loss) on Sales of Other Assets,
   net                                                 126         (124)        (248)        (208)
  Other Income (Expense), net                            7           (1)          12          206
  Minority Interest Benefit                            (23)         (62)         (30)        (107)
                                                ----------   ----------   ----------   ----------
  EBIT                                          $       77   $   (3,164)  $     (535)  $   (3,341)
                                                ----------   ----------   ----------   ----------
  Actual Plant Production, GWh (c)                   4,288        5,376       21,884       24,046
  Proportional MW Capacity in Operation                                        9,890       15,820

-------------------------------------------------------------------------------------------------
INTERNATIONAL ENERGY (a)
  Operating Revenues                            $      172   $      105   $      619   $      597
  Operating Expenses                                   124           87          462          426
  Loss on Sales of Other Assets, net                    (4)          (2)          (3)           -
  Other Income, net of expenses                         18           26           78           57
  Minority Interest Expense                              1            2           10           13
                                                ----------   ----------   ----------   ----------
  EBIT                                          $       61   $       40   $      222   $      215
                                                ----------   ----------   ----------   ----------
  Sales, GWh                                         4,688        4,022       17,776       16,374
  Proportional MW Capacity in Operation                                        4,139        4,121

-------------------------------------------------------------------------------------------------
CRESCENT (a)
  Operating Revenues                            $      220   $      142   $      437   $      284
  Operating Expenses                                   219          105          393          231
  Gains on Sales of Investments in
   Commercial and Multi-Family Real
   Estate                                               43           37          192           84
  Other Income, net of expenses                          3            -            3            -
  Minority Interest (Benefit) Expense                   (3)           2           (1)           3
                                                ----------   ----------   ----------   ----------
  EBIT                                          $       50   $       72   $      240   $      134
                                                ----------   ----------   ----------   ----------

-------------------------------------------------------------------------------------------------
OTHER (a)
  Operating Revenues                            $      215   $      377   $    1,144   $    1,628
  Operating Expenses                                   243          466        1,257        1,933
  Gains on Sales of Other Assets, net                    -            -            4            -
  Other Income, net of expenses                          7           22           32           33
                                                ----------   ----------   ----------   ----------
  EBIT                                          $      (21)  $      (67)  $      (77)  $     (272)
                                                ----------   ----------   ----------   ----------

(a) Certain prior year amounts have been reclassified due to discontinued operations.

(b)  Represents 100% of joint venture volumes.

(c)  Represents 100% of GWh.

Note: See GAAP reconciliation associated with the 2004 fourth quarter Earnings
      Release on the Investor Relations Web site at http://www.duke-energy.com/investors/publications/gaap/.

                             DUKE ENERGY CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                     (In millions, except per-share amounts)

                                                     Years Ended
                                                     December 31,
                                                -----------------------
                                                   2004         2003
                                                ----------   ----------
Operating Revenues                              $   22,503   $   22,080
Operating Expenses                                  19,456       22,818
Gains on Sales of Investments in
 Commercial and Multi-Family Real Estate               192           84
Losses on Sales of Other Assets, net                  (225)        (199)
                                                ----------   ----------
Operating Income (Loss)                              3,014         (853)
                                                ----------   ----------

Other Income and Expenses                              302          584
Interest Expense                                     1,349        1,380
Minority Interest Expense                              195           61
                                                ----------   ----------

Earnings (Loss) From Continuing
 Operations Before Income Taxes                      1,772       (1,710)
Income Tax Expense (Benefit) from
 Continuing Operations                                 540         (707)
                                                ----------   ----------

Income (Loss) From Continuing Operations             1,232       (1,003)
Income (Loss) From Discontinued
 Operations, net of tax                                258         (158)
                                                ----------   ----------

Income (Loss) Before Cumulative Effect
 of Change in Accounting Principle                   1,490       (1,161)
Cumulative Effect of Change in
 Accounting Principle, net of tax and
 minority interest                                       -         (162)
                                                ----------   ----------

Net Income (Loss)                                    1,490       (1,323)

Dividends and Premiums on Redemption
 of Preferred and Preference Stock                       9           15
                                                ----------   ----------

Earnings (Loss) Available For Common
 Stockholders                                   $    1,481   $   (1,338)
                                                ==========   ==========

Common Stock Data
   Weighted-average shares outstanding
      Basic                                            931          903
      Diluted                                          966          903
   Earnings (Loss) per share (from continuing
    operations)
      Basic                                     $     1.31   $    (1.13)
      Diluted                                   $     1.27   $    (1.13)
   Earnings (Loss) per share (from
    discontinued operations)
      Basic                                     $     0.28   $    (0.17)
      Diluted                                   $     0.27   $    (0.17)
   Earnings (Loss) per share (before
    cumulative effect of change in
    accounting principle)
      Basic                                     $     1.59   $    (1.30)
      Diluted                                   $     1.54   $    (1.30)
   Earnings (Loss) per share
      Basic                                     $     1.59   $    (1.48)
      Diluted                                   $     1.54   $    (1.48)
   Dividends per share                          $     1.10   $     1.10

                             DUKE ENERGY CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                                  (In millions)

                                                     December 31,
                                                -----------------------
                                                   2004         2003
                                                ----------   ----------
ASSETS

Current Assets                                  $    7,971   $    7,675
Investments and Other Assets                        10,513       12,316
Net Property, Plant and Equipment                   33,506       33,848
Regulatory Assets and Deferred
 Debits                                              2,460        2,366
                                                ----------   ----------

  Total Assets                                  $   54,450   $   56,205
                                                ==========   ==========

LIABILITIES AND COMMON STOCKHOLDERS' EQUITY

Current Liabilities                             $    7,488   $    7,698
Long-term Debt                                      16,932       20,622
Deferred Credits and Other Liabilities              11,969       12,302
Minority Interests                                   1,486        1,701
Preferred and preference stock
 without sinking fund requirements                     134          134
Common Stockholders' Equity                         16,441       13,748
                                                ----------   ----------

  Total Liabilities and Common
   Stockholders' Equity                         $   54,450   $   56,205
                                                ==========   ==========

                             DUKE ENERGY CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                  (In millions)

                                                     Years Ended
                                                     December 31,
                                                -----------------------
                                                   2004         2003
                                                ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                             $    1,490   $   (1,323)
  Adjustments to reconcile net income
   to net cash provided by
   operating activities                              2,649        4,725
                                                ----------   ----------
         Net cash provided by
          operating activities                       4,139        3,402
                                                ----------   ----------

CASH FLOWS FROM INVESTING ACTIVITIES
         Net cash used in investing             ----------   ----------
          activities                                  (208)        (404)
                                                ----------   ----------

CASH FLOWS FROM FINANCING ACTIVITIES
         Net cash used in financing             ----------   ----------
          activities                                (3,278)      (2,657)
                                                ----------   ----------

  Net increase (decrease) in cash and
   cash equivalents associated with
   assets held for sale                                 39          (55)
                                                ----------   ----------

  Net increase in cash and cash
   equivalents                                         692          286
  Cash and cash equivalents at
   beginning of year                                 1,160          874
                                                ----------   ----------
  Cash and cash equivalents at end of
   year                                         $    1,852   $    1,160
                                                ==========   ==========

                            Supplemental Disclosures
                         Quarter Ended December 31, 2004

Duke Energy Corporation
--------------------------------------------------------------------------------

                                                                4Q04
                                                             ----------

Mark-to-market Portfolio (in millions)                       $     (250)

Daily Earnings at Risk (DER) (in millions)

95% Confidence Level, One-Day Holding Period, Two-Tailed
 As of 12/31/2004                                            $        6

Duke Energy North America
--------------------------------------------------------------------------------

(in millions unless stated otherwise)        Q-T-D December 31, 2004

                                       Proprietary   Structured     Owned
Merchant Energy Gross Margin             Trading      Contracts     Assets       Total
-------------------------------------  -----------   ----------   ----------   ----------
  Mark-to-market gross
   margin (loss)                       $         4   $       (8)  $        3   $       (1)
  Accrual gross
   margin                                      N/A            3           78           81
                                       -----------   ----------   ----------   ----------
Total Gross Margin                     $         4   $       (5)  $       81           80
                                       -----------   ----------   ----------
Reconciliation to Segment EBIT:
     Plant depreciation                                                               (39)
     Plant operating and maintenance expenses                                         (73)
     General and administrative and other expenses                                    (47)
     Minority interest                                                                 23
     Other income (expense), net                                                        7
     Gains on sales of other assets, net                                              126
                                                                               ----------
DENA Segment EBIT                                                              $       77
                                                                               ==========

Owned Assets - Contracted Level
--------------------------------------------------------------------------------

                                               2005                  2006
                            Millions       % Contracted          % Contracted
Capacity Under     MWs        MWh       ------------------   -------------------
 Contract       Capacity   Available    Capacity    Energy   Capacity(b)  Energy
--------------  --------   ---------    --------    ------   -----------  ------
East             4,615        37(a)        17%         8%        11%         7%
West             5,275        34           25%        31%         1%        42%
                --------    -------
Total            9,890        71           21%        19%         6%        24%

(a) East capacity includes 7 million MWh from peaking facilities but does not include any capacity for plants where we own an equity interest only.

(b) Capacity does not include Regulatory Must Run ("RMR") elections for 2006, scheduled to occur in September 2005.

                            Supplemental Disclosures
                         Quarter Ended December 31, 2004

Terms of Reference
--------------------------------------------------------------------------------

MWs Capacity

Represents the official rated capacity of DENA's percentage ownership of its merchant assets excluding Bayside which has been classified as discontinued operations.

Millions MWhs Available

Represents the amount of electric power capable of being generated from owned merchant assets, after adjusting for scheduled maintenance and outage factors. For simple cycle facilities, only peak demand periods were included in this calculation.

% Contracted:

Capacity: Volumes contracted under tolls as well as volumes from Regulatory Must Run ("RMR") facilities and Canadian facilities.

Energy: Volumes sold as forward power hedges.

Owned Assets

Represents activity around energy assets owned or leased, including hedges of power sales and fuel purchase requirements and tolls, transmission, transportation and storage contracts that hedge owned assets. Normal purchases and sales associated with such assets are included in the Merchant Energy Gross Margin table. Economic hedges of Owned Assets that do not meet hedge accounting standards will still be classified as Owned Assets in the Merchant Energy Gross Margin table.

Proprietary Trading

Standardized contracts entered into to take a market view, capture market price changes or put capital at risk.

Structured Contracts

Contracts not associated with owned or leased assets and involving significant tailoring of terms to meet customer needs, and associated hedges. Disqualified hedges previously categorized as owned assets are also in this category. Contract types include tolls, transmission, transportation and storage contracts, except those that qualify as hedges of Owned Assets. Economic hedges of Structured Contracts that do not meet hedge accounting standards will still be classified as Structured Contracts in the Merchant Energy Gross Margin table.

                             Duke Energy Corporation
                              Quarterly Highlights
                  Supplemental Franchised Electric Information
                                December 31, 2004

                                                   Quarter Ended
                                                    December 31,
                                       ---------------------------------------
                                                                        %
                                           2004          2003       Inc.(Dec.)
                                       -----------   -----------   -----------
GWH Sales
   Residential                               5,074         5,036           0.8%
   General Service                           5,788         5,686           1.8%

   Industrial - Textile                      1,757         1,761          (0.2)%
   Industrial - Other                        4,523         4,220           7.2%
                                       -----------   -----------   -----------
     Total Industrial                        6,280         5,981           5.0%

   Other Energy Sales                           68            66           3.0%
   Regular Resale                              335           326           2.8%
                                       -----------   -----------   -----------
       Total Regular Sales Billed           17,545        17,095           2.6%

   Special Sales (A)                           541         1,383         (60.9)%
                                       -----------   -----------   -----------
         Total Electric Sales               18,086        18,478          (2.1)%

   Unbilled Revenue                            342           402         (14.9)%
                                       -----------   -----------   -----------
     Total Duke Power Electric Sales        18,428        18,880          (2.4)%

   Nantahala Electric Sales                    326           327          (0.3)%
                                       -----------   -----------   -----------

     Total DP Consolidated Electric
      Sales                                 18,754        19,207          (2.4)%
                                       ===========   ===========   ===========

Average Number of Customers
   Residential                           1,817,814     1,786,074           1.8%
   General Service                         306,806       301,089           1.9%

   Industrial - Textile                        828           895          (7.5)%
   Industrial - Other                        6,701         6,726          (0.4)%
                                       -----------   -----------   -----------

     Total Industrial                        7,529         7,621          (1.2)%

   Other Energy Sales                       12,900        11,465          12.5%
   Regular Resale                               15            16          (6.3)%
                                       -----------   -----------   -----------
     Total Regular Sales                 2,145,064     2,106,265           1.8%

   Special Sales (A)                            22            37         (40.5)%
                                       -----------   -----------   -----------

   Total Duke Power Electric Sales       2,145,086     2,106,302           1.8%

   Nantahala Electric Sales                 67,537        66,164           2.1%
                                       -----------   -----------   -----------

   Total DP Average Number of
    Customers                            2,212,623     2,172,466           1.8%
                                       ===========   ===========   ===========

 (A) Excludes Sales to Nantahala
     Power and Light Company

Heating and Cooling Degree Days
   Actual
   Heating Degree Days                       1,165         1,242          (6.2)%
   Cooling Degree Days                          40            24          66.7%

   Variance from Normal
   Heating Degree Days                        (7.2)%        (1.7)%         n/a
   Cooling Degree Days                        58.8%         (4.9)%         n/a

                             Duke Energy Corporation
                              Quarterly Highlights
                  Supplemental Franchised Electric Information
                                December 31, 2004

                                                     Year To Date
                                                     December 31,
                                       ---------------------------------------
                                                                        %
                                           2004          2003       Inc.(Dec.)
                                       -----------   -----------   -----------
GWH Sales
   Residential                              24,543        23,355           5.1%
   General Service                          24,775        23,933           3.5%

   Industrial - Textile                      7,147         7,562          (5.5)%
   Industrial - Other                       17,938        17,083           5.0%
                                       -----------   -----------   -----------
     Total Industrial                       25,085        24,645           1.8%

   Other Energy Sales                          267           268          (0.4)%
   Regular Resale                            1,467         1,377           6.5%
                                       -----------   -----------   -----------
       Total Regular Sales Billed           76,137        73,578           3.5%

   Special Sales (A)                         5,385         7,622         (29.3)%
                                       -----------   -----------   -----------
         Total Electric Sales               81,522        81,200           0.4%

   Unbilled Revenue                            (56)          412        (113.6)%
                                       -----------   -----------   -----------
     Total Duke Power Electric Sales        81,466        81,612          (0.2)%

   Nantahala Electric Sales                  1,242         1,216           2.1%
                                       -----------   -----------   -----------
     Total DP Consolidated Electric
      Sales                                 82,708        82,828          (0.1)%
                                       ===========   ===========   ===========
Average Number of Customers
   Residential                           1,805,232     1,776,415           1.6%
   General Service                         304,706       298,633           2.0%

   Industrial - Textile                        852           911          (6.5)%
   Industrial - Other                        6,681         6,806          (1.8)%
                                       -----------   -----------   -----------
     Total Industrial                        7,533         7,717          (2.4)%

   Other Energy Sales                       12,177        11,375           7.1%
   Regular Resale                               15            16          (6.3)%
                                       -----------   -----------   -----------
     Total Regular Sales                 2,129,663     2,094,156           1.7%

   Special Sales (A)                            34            38         (10.5)%
                                       -----------   -----------   -----------
   Total Duke Power Electric Sales       2,129,697     2,094,194           1.7%

   Nantahala Electric Sales                 66,995        65,607           2.1%
                                       -----------   -----------   -----------
   Total DP Average Number of
    Customers                            2,196,692     2,159,801           1.7%
                                       ===========   ===========   ===========

 (A) Excludes Sales to Nantahala
     Power and Light Company

Heating and Cooling Degree Days
   Actual
   Heating Degree Days                       3,259         3,346          (2.6)%
   Cooling Degree Days                       1,440         1,158          24.4%

   Variance from Normal
   Heating Degree Days                         2.6%          4.8%          n/a
   Cooling Degree Days                        (0.8)%       (19.1)%         n/a

DUKE ENERGY CORPORATION
TWELVE MONTHS ENDED DECEMBER 31, 2004
ONGOING BASIC EARNINGS PER SHARE
(amounts in millions, except EPS)

                                                                         PRE-TAX AMOUNT     TAX EFFECT    BASIC EPS IMPACT
                                                                         ---------------    ----------    ----------------
Special Items:
                          First Quarter 2004
                          ------------------
  - Gain on sale of Australian assets                                    $           256    $      (18)   $           0.26
  - Net loss on sale of DENA assets, primarily anticipated sale of
  southeast U.S. plants                                                             (359)          134               (0.25)
  - Gains on sale of other assets, including Caribbean Nitrogen Co.                   14            (5)               0.01
  - Charge related to planned sale of Cantarell investment                           (13)            5               (0.01)
                                                                                                          ----------------
      subtotal first quarter 2004                                                                                     0.01
                                                                                                          ----------------
                          Second Quarter 2004
                          -------------------
  - Enron settlement (net of minority interest of $5 million)                        130           (46)               0.09
  - True up on net gain on sale of International Energy Assets                        38            (9)               0.03
  - California and western U.S. energy markets settlement                           (105)           37               (0.07)
  - Net losses on asset sales (net of minority interests of $6 million)               (8)            3                0.00
  - Interest on related litigation reserve                                           (12)            4               (0.01)
                                                                                                          ----------------
      subtotal second quarter 2004                                                                                    0.04
                                                                                                          ----------------
                          Third Quarter 2004
                          ------------------
  - Tax benefit from restructuring                                                     0            48                0.05
  - Asset impairments, losses on asset sales and write down of equity
  investment at DEFS (net of minority interest of $26 million)                       (42)           16               (0.03)
  - Net gains on asset sales                                                           4            (2)               0.00
  - Tax true up on sale of Australian assets                                           0             5                0.01
                                                                                                          ----------------
      subtotal third quarter 2004                                                                                     0.03
                                                                                                          ----------------
                          Fourth Quarter 2004
                          -------------------
  - Adjustment to captive insurance reserve                                           64           (22)               0.04
  - Net gain on sales of equity investments                                           10            (3)               0.01
  - Loss on asset exchanges                                                           (7)            2                0.00
  - Early contract termination charges                                               (20)            7               (0.01)
  - Net gains on asset sales (net of minority interest of $20 million)               148           (51)               0.10
                                                                                                          ----------------
      subtotal fourth quarter 2004                                                                                    0.14
                                                                                                          ----------------
  Impact of changes in shares outstanding                                                                            (0.01)
                                                                                                          ----------------
  Total Basic EPS impact of special items year-to-date                                                                0.21
  Year-to-date Basic EPS, as reported                                                                                 1.59
                                                                                                          ----------------
  Year-to-date Basic EPS, ongoing                                                                         $           1.38
                                                                                                          ================

DUKE ENERGY CORPORATION
TWELVE MONTHS ENDED DECEMBER 31, 2003
ONGOING BASIC EARNINGS PER SHARE
(amounts in millions, except EPS)

                                                                         PRE-TAX AMOUNT     TAX EFFECT    BASIC EPS IMPACT
                                                                         ---------------    ----------    ----------------
Special Items:
                          First Quarter 2003
                          ------------------
  - Cumulative effect of change in accounting principle                  $          (256)   $       94    $          (0.18)
  - Net gains on asset sales                                                          16            (5)               0.01
                                                                                                          ----------------
      subtotal first quarter 2003                                                                                    (0.17)
                                                                                                          ----------------
                          Second Quarter 2003
                          -------------------
  - Net gains on asset sales (net of minority interest expense
  of $8 million)                                                                     229           (83)               0.16
                                                                                                          ----------------
      subtotal second quarter 2003                                                                                    0.16
                                                                                                          ----------------
                          Third Quarter 2003
                          ------------------
  - Tax benefit on 2002 goodwill impairment of International
  Energy European gas trading                                                          0            52    $           0.06
  - Net loss on asset sales                                                          (71)           28               (0.05)
  - DENA goodwill write-off                                                         (254)           90               (0.18)
  - Severance cost associated with work force reduction                             (105)           37               (0.08)
  - Settlement with the S. C. Public Service Commission                              (46)           18               (0.03)
  - Settlement with the Commodity Futures Trading Commission
  (net of minority interest of $11 million)                                          (17)            0               (0.02)
                                                                                                          ----------------
      subtotal third quarter 2003                                                                                    (0.30)
                                                                                                          ----------------
                          Fourth Quarter 2003
                          -------------------
  - DENA plant impairments and DETM charges (net of minority
  interest of $51 million)                                                        (2,826)        1,046               (1.97)
  - DENA redesignation of hedging contracts to mark-to-market                       (262)           97               (0.18)
  - Charges and impairments for Australia and Europe                                (292)           69               (0.25)
  - Severance cost associated with work force reduction                              (48)           18               (0.03)
  - Tax adjustments                                                                   --            23                0.03
  - DEI reserves and charges for environmental settlements in
  Brazil                                                                             (26)           10               (0.02)
  - Write-off of risk management system                                              (51)           19               (0.04)
  - Net gains on asset sales (net of minority interest of $1
  million)                                                                            15            (6)               0.01
                                                                                                          ----------------
      subtotal fourth quarter 2003                                                                                   (2.45)
                                                                                                          ----------------
  Total Basic EPS impact of special items year-to-date                                                               (2.76)
  Year-to-date Basic EPS, as reported                                                                                (1.48)
                                                                                                          ----------------
  Year-to-date Basic EPS, ongoing                                                                         $           1.28
                                                                                                          ================

DUKE ENERGY
REPORTED TO ONGOING SEGMENT EBIT RECONCILIATION
December 2003 Quarter and Year-to-date
(Dollars in Millions)

                                                                                SPECIAL ITEMS
                                                   ----------------------------------------------------------------------
                                                                                                                DENA
                                                                         DENA PLANT                        REDESIGNATION
                                                   GAINS (LOSSES)       IMPAIRMENTS                          OF HEDGING
                                       ONGOING      ON SALES OF          AND DETM         DENA GOODWILL     CONTRACTS TO
                                      EARNINGS         ASSETS             CHARGES           WRITE-OFF      MARK-TO-MARKET
                                      ---------    --------------       -----------       -------------    --------------
EARNINGS BEFORE INTEREST AND TAXES
  FROM CONTINUING OPERATIONS

December 2003 Quarter-to-Date
-----------------------------

  Franchised Electric                 $    226     $            3       $         -       $           -    $            -

  Gas Transmission                         303                 16  D              -                   -                 -

  Field Services                            58                 (3) A              -                   -                 -

  Duke Energy North America                (77)                 6            (2,826) B,G              -              (262) H

  International Energy                      68                 (2)                -                   -                 -

  Crescent                                  72                  -                 -                   -                 -

December 2003 Year-to-Date
--------------------------

  Franchised Electric                 $  1,505     $            6       $         -       $           -    $            -

  Gas Transmission                       1,253                 93  E              -                   -                 -

  Field Services                           183                  8  A,F            -                   -                 -

  Duke Energy North America                (72)               100            (2,826) B,G           (254)             (262) H

  International Energy                     244                  -                 -                   -                 -

  Crescent                                 134                  -                 -                   -                 -

                                                                     SPECIAL ITEMS
                                      -----------------------------------------------------------------------------
                                                        SEVERANCE AND                      SETTLEMENT
                                                        RELATED COSTS                       WITH THE
                                                         ASSOCIATED        SETTLEMENT      COMMODITY
                                       ENVIRONMENTAL      WITH WORK       WITH THE S.C.     FUTURES
                                      SETTLEMENTS IN        FORCE        PUBLIC SERVICE     TRADING                      REPORTED
                                          BRAZIL          REDUCTION        COMMISSION      COMMISSION       TOTAL      SEGMENT EBIT
                                      --------------    -------------    --------------    ----------     ---------    ------------
EARNINGS BEFORE INTEREST AND TAXES
  FROM CONTINUING OPERATIONS

December 2003 Quarter-to-Date
-----------------------------

  Franchised Electric                 $            -    $         (32)   $            -    $        -     $     (29)   $        197

  Gas Transmission                                 -              (11)                -             -             5             308

  Field Services                                   -               (4)                -             -            (7)             51

  Duke Energy North America                        -               (5)                -             -        (3,087)         (3,164)

  International Energy                           (26)               -                 -             -           (28)             40

  Crescent                                         -                -                 -             -             -              72

December 2003 Year-to-Date
--------------------------

  Franchised Electric                 $            -    $         (78)   $          (30)   $        -     $    (102)   $      1,403

  Gas Transmission                                 -              (29)                -             -            64           1,317

  Field Services                                   -               (4)                -             -             4             187

  Duke Energy North America                        -              (10)                -           (17) C     (3,269)         (3,341)

  International Energy                           (26)              (3)                -             -           (29)            215

  Crescent                                         -                -                 -             -             -             134

A - Including minority interest benefit of $1 million.
B - Net of minority interest of $51 million.
C - Net of minority interest of $11 million.
D - $13 million recorded in gains (losses) on sales and impairments of equity investments and $3 million recorded in gains (losses) on sales of other assets, net.
E - $89 million recorded in gains (losses) on sales and impairments of equity investments and $4 million recorded in gains (losses) on sales of other assets, net.
F - $11 million recorded in gains (losses) on sales and impairments of equity investments and $(3) million, net of minority interest benefit of $1 million, recorded in gains (losses) on sales of other assets.
G - $(2,641) million recorded in impairments and other related charges, $(76) million recorded in gains (losses) on sales of other assets, net (net of minority interest of $51 million), and $(109) million recorded in operation and maintenance expense.
H - Recorded in impairment and other related charges.

DUKE ENERGY
REPORTED TO ONGOING SEGMENT AND OTHER EBIT RECONCILIATION
December 2004 Quarter and Year-to-date
(Dollars in Millions)

                                                                             Special Items
                                                  ---------------------------------------------------------------------
                                                                   Gains
                                                     Gains      (Losses)on    Impairment      Early           Enron/
                                                   (Losses)      Sales of     and Other      Contract       California
                                        Ongoing    on Sales       Equity       Related      Termination    Settlements,
                                        Earnings  of Assets    Investments     Charges        Charges          net
                                        --------  ---------    -----------    ----------    -----------    ------------
EARNINGS BEFORE INTEREST AND TAXES
 FROM CONTINUING OPERATIONS

December 2004 Quarter-to-Date
-----------------------------

EBIT BY BUSINESS SEGMENT
  Franchised Electric                   $    252  $       -    $         -    $        -    $         -    $          -

  Gas Transmission                           321          4             11             -              -               -

  Field Services                             128          -              -             -              -               -

  Duke Energy North America                  (50)       146 A            -             1            (20) B            -

  International Energy                        64         (3)             -             -              -               -

  Crescent                                    50          -              -             -              -               -

  Other                                      (80)         -             (1)            -              -               -

December 2004 Year-to-Date
--------------------------

  Franchised Electric                   $  1,464  $       3    $         -    $        -    $         -    $          -

  Gas Transmission                         1,278         16             16             -              -               -

  Field Services                             404          1 D          (16) E        (10) F           -               1 B

  Duke Energy North America                 (288)      (228) G           -            (2)           (20) B            3 B,H

  International Energy                       236         (2)            1            (13) B           -               -

  Crescent                                   240          -              -             -              -               -

  Other                                     (164)         4              2             -              -              21 B

                                                          Special Items
                                        -------------------------------------------
                                                          Adjustment to
                                                             Captive                 Reported
                                        Loss on  Asset      Insurance                 Segment
                                           Exchanges        Reserves        Total      EBIT
                                        --------------    -------------   ---------  --------
EARNINGS BEFORE INTEREST AND TAXES
 FROM CONTINUING OPERATIONS

December 2004 Quarter-to-Date
-----------------------------

EBIT BY BUSINESS SEGMENT
  Franchised Electric                   $            -    $           -   $       -  $    252

  Gas Transmission                                   -                -          15       336

  Field Services                                     -                -           -       128

  Duke Energy North America                          -                -         127        77

  International Energy                               -                -          (3)       61

  Crescent                                           -                -           -        50

  Other                                             (4) C            64 B        59       (21)

December 2004 Year-to-Date
--------------------------

  Franchised Electric                   $            -    $           -   $       3  $  1,467

  Gas Transmission                                   -                -          32     1,310

  Field Services                                     -                -         (24)      380

  Duke Energy North America                          -                -        (247)     (535)

  International Energy                               -                -         (14)      222

  Crescent                                           -                -           -       240

  Other                                             (4) C            64 B        87       (77)

A - Including minority interest benefit of $20 million.
B - Recorded in operation and maintenance expense.
C - Recorded in other income and expenses, net.
D - Net of minority interest of $1 million.
E - Including minority interest benefit of $7 million.
F - Net of minority interest of $12 million.
G - $(222) million recorded in gains (losses) on sales of other assets, net
    (including minority interest benefit of $26 million) and $(6) million recorded in operation and maintenance expense.
H - Net of minority interest of $5 million.

SOURCE  Duke Energy
     -0-                             02/02/2005
     /CONTACT: Media, Randy Wheeless, +1-704-382-8379, or 24-Hour, +1-704-382-8333, or Analysts, Julie Dill, +1-980-373-4332, both of Duke Energy/
     /Photo:  http://www.newscom.com/cgi-bin/prnh/20040414/DUKEENERGYLOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com /
     /Company News On-Call:  http://www.prnewswire.com/comp/257451.html /
     /Web site:  http://www.duke-energy.com
                 http://www.duke-energy.com/investors
                 http://www.duke-energy.com/investors/publications/gaap /
     (DUK)